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                                                                    EXHIBIT 23.1


                       Consent of Independent Accountants



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) of United States Lime & Minerals, Inc. pertaining to the United States Lime & Minerals, Inc. 1992 Stock Option Plan, as Amended and Restated and to the incorporation by reference therein of our report dated March 20, 2002, with respect to the consolidated financial statements of United States Lime & Minerals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


Ernst & Young LLP
November 15, 2002




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